                                                                    EXHIBIT 23.3


XPEDITE SYSTEMS LIMITED


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report dated 16 September 1997 on the consolidated financial statements of Xpedite Systems Limited as of 31 December 1996 and for the 3 years then ended, included in this Current Report on Form 8-K into Premiere Technologies, Inc's previously filed Registration Statements (File Nos 333-17593, 333-11281, 333-29787, 333-36557, 333-39577 and
333-39693).



/s/ Price Waterhouse
PRICE WATERHOUSE
Leeds, England
2 December 1997